                                                                    EXHIBIT 32.2

CERTIFICATION UNDER SECTION 906
OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Unico American Corporation (the "Company") for the period ended December 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), I, Lester A. Aaron, Treasurer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                   /s/  Lester A. Aaron
           Name:             Lester A. Aaron
           Title:               Treasurer, Chief Financial Officer
           Date:               March 30, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Unico American Corporation, and will be retained by Unico American Corporation, and furnished to the Securities and Exchange Commission or its staff upon request.